Exhibit 5.1

BROADGATE WEST  |  9 APPOLD STREET

LONDON EC2A 2AP

WWW.SHEARMAN.COM  |  T +44.20.7655.5000  |  F +44.20.7655.5500

October 22, 2012

The Board of Directors
Sasol Limited
1 Sturdee Avenue

Rosebank 2196

South Africa

The Board of Directors

Sasol Financing International Plc

4th Floor, Analyst House

20-26 Peel Road

Douglas

Isle of Man

IM1 4LZ

Sasol Limited
Sasol Financing International Plc
Registration Statement on Form F-3ASR

Ladies and Gentlemen:

We have acted as United States counsel for Sasol Limited, a public company incorporated the laws of the Republic of South Africa (the “Company”), and Sasol Financing International Plc, a company incorporated under the laws of the Isle of Man (the “Issuer”), in connection with the registration statement on Form F-3 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the offering from time to time, as set forth in the prospectus (the “Prospectus”) contained in the Registration Statement and as to be set forth in one or more supplements to the Prospectus (each such supplement, a “Prospectus Supplement”) of (i) debt securities of the Issuer (the “Debt Securities”) and (ii) the Company’s guarantees of the Debt Securities (the “Guarantees”).

In that connection, we have reviewed originals or copies of the following documents:

(a)                               The Registration Statement.

(b)                              The Prospectus.

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WE OPERATE IN THE UK AS SHEARMAN & STERLING (LONDON) LLP, A LIMITED LIABILITY PARTNERSHIP ORGANISED IN THE UNITED STATES UNDER THE LAWS OF THE STATE OF DELAWARE, WHICH LAWS LIMIT THE PERSONAL LIABILITY OF PARTNERS. SHEARMAN & STERLING (LONDON) LLP IS REGULATED BY THE SOLICITORS REGULATION AUTHORITY. A LIST OF ALL PARTNERS’ NAMES, WHICH INCLUDES SOLICITORS AND REGISTERED FOREIGN LAWYERS, IS OPEN FOR INSPECTION AT THE ABOVE ADDRESS. EACH PARTNER OF SHEARMAN & STERLING (LONDON) LLP IS ALSO A PARTNER OF SHEARMAN & STERLING LLP WHICH HAS OFFICES IN THE OTHER CITIES NOTED ABOVE.

(c)                               The form of indenture among the Issuer, as issuer, the Company, as guarantor, and Deutsche Bank Trust Company Americas, as trustee (the “Indenture”).

(d)                             The form of the Debt Securities.

(e)                               The form of the Guarantees.

(f)                                Originals or copies of such other corporate records of the Company and the Issuer, certificates of public officials and of officers of the Company and the Issuer and agreements and other documents as we have deemed necessary as a basis for the opinions expressed below.

In our review, we have assumed:

(a)                               The genuineness of all signatures.

(b)                              The authenticity of the originals of the documents submitted to us.

(c)                               The conformity to authentic originals of any documents submitted to us as copies.

(d)                             As to matters of fact, the truthfulness of the representations made in certificates of public officials and officers of the Company and the Issuer.

(e)                               That the Indenture will be the legal, valid and binding obligation of each party thereto, other than the Company and the Issuer, enforceable against each such party in accordance with its terms and that the Indenture will be governed by and construed in accordance with the law of the State of New York.

(f)                                That:

(i)                                  Each of the Company and the Issuer is an entity duly organized and validly existing under the laws of the jurisdiction of its organization.

(ii)                              Each of the Company and the Issuer has and will have power and authority (corporate or otherwise) to execute, deliver and perform, and will have duly executed and delivered, the Indenture.

(iii)                          The execution, delivery and performance by each of the Company and the Issuer of the Indenture have been or will have been duly authorized by all necessary action (corporate or otherwise) and do not and will not:

(A)              contravene its Memorandum of Incorporation or Memorandum and Articles of Association, as the case may be, or other organizational documents;

(B)               except with respect to Generally Applicable Law, violate any law, rule or regulation applicable to it; or

(C)               result in any conflict with or breach of any agreement or document binding on it.

(iv)                          Except with respect to Generally Applicable Law, no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery or performance by the Company and the Issuer of the Indenture or, if any such authorization, approval, consent, action, notice or filing is required, it has been or will be duly obtained, taken, given or made and is or will be in full force and effect.

We have not independently established the validity of the foregoing assumptions.

“Generally Applicable Law” means the federal law of the United States of America, and the law of the State of New York (including the rules or regulations promulgated thereunder or pursuant thereto), that a New York lawyer exercising customary professional diligence would reasonably be expected to recognize as being applicable to the Company, the Issuer, the Indenture or the transactions governed by the Indenture.  Without limiting the generality of the foregoing definition of Generally Applicable Law, the term “Generally Applicable Law” does not include any law, rule or regulation that is applicable to the Company, the Issuer, the Indenture or such transactions solely because such law, rule or regulation is part of a regulatory regime applicable to any party to the Indenture or any of its affiliates due to the specific assets or business of such party or such affiliate.

Based on the foregoing and upon such other investigation as we have deemed necessary and subject to the qualifications set forth below, we are of the opinion that:

1.                                    When (i) the registration requirements of the Securities Act have been complied with, (ii) the Indenture has been qualified under the Trust Indenture Act of 1939, as amended, (iii) the form or forms of the Debt Securities and the final terms thereof have been duly approved or established by appropriate corporate action taken by the Issuer and in accordance with the terms of the Indenture, and (iv) the Debt Securities have been duly executed by the Issuer, authenticated by the trustee, issued and delivered against payment therefor in accordance with such corporate action and the Indenture, the Debt Securities will be the legal, valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms and entitled to the benefits of the Indenture.

2.                                    When (i) the registration requirements of the Securities Act have been complied with, (ii) the form of the Guarantees has been duly approved by appropriate corporate action taken by the Company, and (iii) the Guarantees have been duly executed and delivered by the Company in accordance with such corporate action and the Indenture, the Guarantees will be the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

Our opinions expressed above are subject to the following qualifications:

(a)                               Our opinions above are subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally (including without limitation all laws relating to fraudulent transfers) and (ii) possible judicial action giving effect to governmental actions or foreign laws affecting creditors’ rights.

(b)                              Our opinions above are also subject to the effect of general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).

(c)                               Our opinions are limited to Generally Applicable Law, and we do not express any opinion herein concerning any other law.

This opinion letter is rendered to you in connection with the filing of the Registration Statement with the SEC.  This opinion letter may not be relied upon by you for any other purpose without our prior written consent.

We hereby consent to the use of this opinion as an Exhibit to the Registration Statement and to the use of our name where it appears in the Registration Statement.  In giving this consent, we do not thereby concede that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

This opinion letter speaks only as of the date hereof.  We expressly disclaim any responsibility to advise you of any development or circumstance of any kind, including any change of law or fact, that may occur after the date of this opinion letter that might affect the opinions expressed herein.

Very truly yours,

/s/ SHEARMAN & STERLING LLP

RJBP/JDH

JM